Exhibit 23.3





            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-xxxxx), dated August 9, 2004, of Delphi Financial Group for the registration of 357,722 shares of its common stock and to the incorporation by reference therein of our report dated February 6, 2004, with respect to the consolidated financial statements and schedules of Delphi Financial Group included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 6, 2004